                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
              DM110,000,000 9 3/8% SENIOR NOTES DUE MAY 15, 2008
                                      OF
             THE DERBY CYCLE CORPORATION AND LYON INVESTMENTS B.V.

     As set forth in the Prospectus dated August 11, 1998 (the "Prospectus") of The Derby Cycle Corporation and Lyon Investments B.V. (the "Issuers") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuers' Exchange Offer (the "Exchange Offer") to exchange all of their outstanding DM110,000,000 9 3/8% Senior Notes due May 15, 2008 (the "Old Notes"), for their DM110,000,000 9 3/8% Senior Notes due May 15, 2008, which have been registered under the Securities Act of 1933, as amended. If the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus), this form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [________], 1999 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

              IBJ SCHRODER BANK & TRUST COMPANY, AS EXCHANGE AGENT EUROCLEAR OR CEDEL, AS BOOK-ENTRY TRANSFER FACILITY

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
     By Registered or Certified Mail:          By Hand or Overnight Courier:
    IBJ Schroder Bank & Trust Company         BJ Schroder Bank & Trust Company
               P.O. Box 84                            One State Street
          Bowling Green Station                      New York, NY 10004
         New York, NY 10274-0084             Attn: Securities Processing Window
Attn: Reorganization Operations Department           Subcellar One (SC-1)

To Confirm by Telephone or For Information:       By Facsimile Transmission:
      Steve Giurlando (212) 858-2103                    (212) 858-2611
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR
TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be Guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, __________ Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

     The undersigned understands that tenders of Old Notes will be accepted only in principle amounts equal to DM1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time, on the last business cay prior to the Expiration Date. Tenders of Old Notes may be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

     All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees-in-bankruptcy and other legal representatives of the undersigned.

           NOTE:  SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

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
Principal Amount of Old Notes:    Name(s) of Holder(s):

______________________________    ____________________________________________

                                  ____________________________________________
                                              Please Print or Type

                                  Address:____________________________________

                                  ____________________________________________

                                  ____________________________________________
                                           Area Code and Telephone No.

                                  ____________________________________________
                                                   Signature(s)

                                  ____________________________________________

                                  Dated: _____________________________________

                                  Euroclear or Cedel Account No.:

                                  ____________________________________________
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

     This Notice of Guaranteed Delivery must be signed by (i) the Holder(s) of Old Notes exactly as its (their) name(s) appear on a security position listing maintained by a Book-Entry Transfer Facility as the owner of Old Notes or
(ii) by person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

      PLEASE PRINT NAME(S) AND ADDRESS(ES) OF PERSON SIGNING ABOVE NAME(S)


________________________________________________________________________________

________________________________________________________________________________

CAPACITY: ______________________________________________________________________

ADDRESS(ES): ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Note tendered hereby within the meaning cf Rule 143-4 under the Exchange Act, (b) represents that such tender of Old totes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent or a confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a property completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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

Name of Firm _________________________    ______________________________________
                                                  Authorized Signature

Address ______________________________    Name _________________________________
                                                  Please Print or Type
______________________________________
                            Zip Code      Title ________________________________

Area Code and Telephone No.
                                          Date: ________________________________
______________________________________


Dated: _________________________, 1998
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